Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of First Quarter 2016

Earnings Release and Conference Call

Presenters:	Mr. Sudhakar Kesavan, Chairman and Chief Executive Officer Mr. John Wasson, President and Chief Operating Officer Mr. James Morgan, Chief Financial Officer

Date:	Thursday, May 5, 2016

Time:	5 p.m. Eastern Time

Dial-in:	1.888.771.4371 (U.S. toll free) Confirmation number: 42304909

Audio Webcast:	http://investor.icfi.com

FAIRFAX, Va. (April 12, 2016) - ICF International will release its first quarter 2016 results on Thursday, May 5, 2016, after the market close. The results will be available at: http://investor.icfi.com.

To participate in the conference call, please register at http://investor.icfi.com at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.888.771.4371 (U.S. toll free) and use access code 42304909. An archive will be available for one year following the live event.

A digital recording of the conference will be available beginning at 7:30 p.m. Eastern Time May 5, 2016, through 11:59 p.m. Eastern Time May 19, 2016. You may listen to the digital recording by calling 1.888.843.7419 (U.S. toll free) or +1.630.652.3042 (outside of the U.S.). The passcode is 42304909.

###

For More Information

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company information contact:

Steve Anderson, ICF International, steve.anderson@icfi.com, +1.703.934.3847

About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology-based solutions that deliver beneficial impact in areas critical to the world's future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 65 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.